EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of The First Bancshares, Inc. on Form S-3 of our report, dated March 31, 2014, on our audit of the consolidated financial statements as of December 31, 2013 and December 31, 2012 and for each of the three years in the period ended December 31, 2013.

We also consent to the reference to our firm under the caption “Experts.”

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi

March 20, 2015